EXHIBIT 5.1


                                  July 12, 2004

Board of Directors
Infinity, Inc.
211 West 14th Street
Chanute, Kansas  66720

RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO 410,000 SHARES OF COMMON STOCK UNDER THE INFINITY 2004 STOCK OPTION PLAN

Gentlemen:

      We have acted as counsel for Infinity, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933 (the "Act"), of 410,000 shares of the Company's common stock, par value $.0001 per share (the "Shares"), reserved for issuance under the Company's 2004 Stock Option Plan (the "Plan").

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado. We express no opinion with respect to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                                 Very truly yours,

                                                 /s/ DAVIS GRAHAM & STUBBS LLP

                                                 DAVIS GRAHAM & STUBBS LLP